UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2020, Uniti Group Inc., a Maryland corporation (the “Company”), entered into an ATM Equity Offering Sales Agreement (the “Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Sales Agents”).

Under the terms of the Agreement, the Company may issue and sell, from time to time to or through the Sales Agents, shares of common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $250,000,000 (the “Shares”). The Sales Agents will act as the Company’s agents in connection with any offerings of the Shares under the Agreement. The sales, if any, of the Shares under the Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including by sales made directly on or through NASDAQ or another market for the Shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable Sales Agent. The Company will pay the Sales Agents compensation for sales of the Shares made through the Sales Agents, as sales agents, under the Agreement, in an amount not to exceed 2% of the gross sales price of such Shares.

The offering of the Shares pursuant to the Agreement will terminate upon the earlier of (1) the sale of all shares subject to the Agreement or (2) the termination of the Agreement by the Company or the Sales Agents. The Company may terminate the Agreement for any reason, at any time, upon prior written notice to the Sales Agents, and each Sales Agent may terminate the Agreement as to itself for any reason, at any time, upon prior written notice to the Company and the other Sales Agents. Following termination by a Sales Agent, the Agreement will remain in effect with respect to the Sales Agents that have not terminated their obligations under the Agreement.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3ASR (Registration No. 333-237139) and a prospectus supplement (the “ATM Supplement”) of the Company, filed with the Securities and Exchange Commission on March 12, 2020 and June 22, 2020, respectively. The prospectus supplement carries forward approximately 1.83 million shares of Common Stock which remain unsold pursuant to the Company’s previous ATM Equity Offering Sales Agreement entered into on September 2, 2016 with the Sales Agents.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 8.01 Other Events.

On June 22, 2020, the Company filed a prospectus supplement (the “Prospectus Supplement”) under the Company’s effective shelf registration statement on Form S-3ASR (Registration No. 333-237139) to satisfy one of its obligations under the registration rights agreement, dated as of June 28, 2019, entered into by and among the Company, its indirect subsidiary, Uniti Fiber Holdings Inc. (“Uniti Fiber”), and Barclays Capital Inc., on behalf of the initial purchasers, in connection with Uniti Fiber’s issuance of $345,000,000 aggregate principal amount of 4.00% Exchangeable Senior Notes due 2024 (the “Notes”) that are exchangeable into shares of the Company’s Common Stock. The Prospectus Supplement covers the resale from time to time by certain selling stockholders of 38,249,667 shares of Common Stock (plus an indeterminable number of shares of the Company’s Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event) issuable upon exchange of the Notes.

Included in this Current Report on Form 8-K are the legal opinions and consents of the Company’s counsel, Kutak Rock LLP, regarding the legality of the Shares covered by the ATM Supplement and the Common Stock covered by the Prospectus Supplement, which opinions are attached hereto as Exhibit 5.1 and Exhibit 5.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	ATM Equity Offering Sales Agreement, dated June 22, 2020 by and among the Company, BofA Securites, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC

5.1	Opinion of Kutak Rock LLP

5.2	Opinion of Kutak Rock LLP

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)

23.2	Consent of Kutak Rock LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Executive Vice President – General Counsel and Secretary

June 22, 2020